Exhibit 10.133

COMMERCIAL SUBLEASE AGREEMENT ೦ A ೦೦ REALTORS" 2024 Printing For and in consideration of the mutual covenants set forth herein and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, this Sublease is entered into this date of 01 / 01 / 2024 between the undersigned tenant (hereinafter "Tenant"), and the undersigned subtenant (hereinafter "Subtenant") . Tenant leases to Subtenant, and Subtenant leases from Tenant, the Property described as follows: Suite(s) c Complex, commonly known as UGHTHOUSE BUSINESS CENTER in th e Building or (hereinafter "Building" or "Complex"), located on all that trac t o f land lying an d bein g i n Lan d Lot. o f th e District, Sectio n o f _ Hall County, Georgia, an d with th e following address 175 Joh n w Morrow J r Pkwy , City Gainesville , Georgia, Zip Code 3 0501 , all being hereinafter collectively referred to as the "Subleased Premises," and being more particularly described in the lease agreement dated _01/01/2024 between (hereinafter "Land lord") andTenant (hereinafter "Lease"), a copy of which is attached as Carmen Delgado Exhibit"_ A _" an d incorporated herein. 1. Term. Tenant hereby subleases to Subtenant the Subleased Premises for a term which commencing on 0 ..... 11_01.1 .,, .2 0 _ 24 . --- ,, .,. ೦ . .: - ..,.. --- , .. -- - - - - - (the "Commencement Date") through and including ೦ 12/ _ 3 1 - ' - /2_0_2 _7 (the "E ... xp . iration Date"). 2. Subordination . Tenant andSubtenant agree that thisSublease is subject and subordinate to all of the terms, covenants and conditions of the Lease . 3. Incorporation of Terms . The terms, covenants and conditions in the Lease shall constitute the terms, covenants and conditions of this Sublease, except to the extent that they are inapplicable hereto or inconsistent herewith . Subtenant agrees to be bound by the provisions of theLease and to assume all of the obligations ofTenant unless specifically provided otherwise in thisSublease . The remedies of the parties under thisSublease shall be the same as the respective remedies of Landlord andTenant under the Lease . Subtenant shall not have any rights with respect to the Subleased Premises greater than the rights of Tenant under the Lease and Tenant shall have no liability toSubtenant for any matter or thing for which Tenant does not have co - extensive rights as tenant under the Lease . 4. Possession . IfTenant is unable to deliver possession of theSubleased Premises on the Commencement Date, rent shall be abated on a daily basis until possession is granted . If possession is not granted within fourteen (14) days of the Commencement Date, Subtenant may terminate thisSublease in which eventTenant shall promptly refund all deposits toSubtenant . Tenant shall not be liable for delays in the delivery of possession toSubtenant . Copyright© 2024 by Georgia Association of REALTORS®, Inc. CF40, Commercial Sublease Agreement, Page 1 of 7, 01/01/24 5. Rent. {Check one. The section not marked shall not be a part ofthis Agreement.] D Subtenant shall assume Tenant's obligation to pay rent and all other payments directly to Landlord as provided in the Lease. li2J Subtenant shall pay Tenant base rent in the sum of twothousandthreehundredthirty - sixpointsixty - four Dollars ( $ _ 2 , 3 3 6 . 6 4 ) per month on the first day of each month during theSubleaseTerm or any renewals thereof, at the address set forth on theSignature Page of thisSublease (or at such other address as may be designated from time to time byTenant in writing) . If the Commencement Date begins on the 2 nd day through the last day of any month, the rent shall be prorated for that portion of the month and shall be paid at the time of leasing theSubleased Premises . Subtenant shall also pay the following in the same manner as the base rent : Utilities proration based on the square feet of occupancy . 6. Termination of Underlying Lease . If the Lease shall be terminated prior to the expiration date of this Sublease, this Sublease shall thereupon be terminated . Tenant shall not be liable toSubtenant by reason thereof, unless said termination shall have been effected because of a default by the Tenant under the Lease that was not the result of a default by Subtenant . Rent and all other obligations hereunder shall be adjusted between the parties as of date of such termination . 7. Security Deposit. A. Security Deposit to be Held by Tenant or Broker: [Check one. The section not marked shall not be a part of this Agreement.] D Tenant Holding Security Deposit. (1) Subtenant has paid toTenant as security for Subtenant's fulfillment of the conditions of thisSublease a security deposit of zero . Dollar s ( $ _o ) i n O cash, 0 mone y orde r and/o r Ocheck ("Security Deposit") . (2) Tenant shall deposit the Security Deposit in Tenant's general account with Tenant retaining the interest if the account is interest bearing . Subtenant acknowledges and agrees that Tenant shall have the right to use such funds for whatever purpose Tenant sees fit, and such funds will not be segregated or set apart in any manner . THI S FORM I S COPYRIGHTE D AND MAY ONLY B E USE D I N REA L ESTATE TRANSACTIONS IN WHIC H Camill e Viera - Hewel l I S INVOLVE D A S A REAL ESTATE LICENSEE . UNAUTHORIZED USE OF THE FORM MAY RESULT IN LEGAL SANCTIONS BEING BROUGHT AGAINST THEOSER AND SHOULD BE REPORTED TO THE GEORGIA ASSOCIATION OF REALTORS® AT (770) 451 - 1831 .

(3) Subtenant recognizes and accepts the risk of depositing the Security Deposit with Tenant. Subtenant acknowledges that Subtenant has not relied upon the advice of any Broker in deciding to pay such Security Deposit to Tenant. Tenant and Subtenant acknowledge and agree that:

(a) Broker has no responsibility for, or control over, any Security Deposit deposited with Tenant;

(b) Broker has no ability or obligation to insure that the Security Deposit is properly applied or deposited;

(c) The disposition of the Security Deposit is the sole responsibility of Tenant and Subtenant as herein provided; and

(d) Tenant and Subtenant agree to indemnify and hold harmless Broker and Broker's affiliated licensees against all claims, damages, losses, expenses or liability arising from the handling of the Security Deposit by Tenant. Tenant shall return Security Deposit to Subtenant, after deducting any sum which Subtenant owes Tenant hereunder or any sum which Tenant may expend to repair arising out of or related to Subtenant's occupancy hereunder, abandonment of the Subleased Premises or default in this Sublease (provided Tenant reasonably seeks to mitigate such actual damages), including but no limited to any repair, replacement, cleaning or painting of the Subleased Premises reasonably necessary due to the negligence, carelessness, accident, or abuse of Subtenant or Subtenant's employees, agents, invitees, guests, or licensees. In the event Tenant elects to retain any part of the Security Deposit, Tenant shall provide Subtenant with a written statement setting forth the reasons for the retention of any portion of the Security Deposit, including the damages for which any portion of the Security Deposit is retained. The use and application of the Security Deposit by Tenant shall be at the discretion of Tenant. Appropriation by Tenant of all or part of the Security Deposit shall not be an exclusive remedy for Tenant, but shall be cumulative, and in addition to all remedies of Tenant at law or under this Sublease. The Subtenant may not apply the Security Deposit to any rent payment.

☐ **Broker Holding Security Deposit.**

(1) Subtenant has paid to Broker as security for Subtenant's fulfillment of the conditions of this Sublease a security deposit of ______________________ Dollars ($______________) ☐ cash, ☐ money order and/or ☐ check ("Security Deposit").

(2) The Broker shall deposit the Security Deposit in Broker's escrow/trust account (with Broker retaining the interest if the account is interest bearing) within five (5) banking days from the Binding Agreement Date.

(3) Broker shall disburse the Security Deposit only as follows: (a) upon the failure of the parties to enter into a binding Sublease; (b) upon a written agreement signed by all parties having an interest in the funds; (c) upon order of a court or arbitrator having jurisdiction over any dispute involving the security deposit; (d) upon a reasonable interpretation of this Agreement by Broker; (e) as provided in the General Provisions section below of this Paragraph; or (f) upon the termination of the agency relationship between Tenant and Broker, in which event Broker shall only disburse the Security Deposit, to another licensed Georgia Real Estate Broker selected by Tenant unless otherwise agreed to in writing by Tenant and Subtenant after notice to Broker and Subtenant. Prior to disbursing the Security Deposit pursuant to a reasonable interpretation of this Agreement; Broker shall give all parties fifteen (15) days notice, stating to whom the disbursement will be made. Any party may object in writing to the disbursement, provided the objection is received by Broker prior to the end of the fifteen (15) day notice period. All objections not raised in a timely manner, shall be waived. In the event a timely objection is made, Broker shall consider the objection and shall do any or a combination of the following: (a) hold the Security Deposit for a reasonable period of time to give the parties an opportunity to resolve the dispute; (b) disburse the Security Deposit and so notify all parties; and/or (c) interplead the Security Deposit into a court of competent jurisdiction. Broker shall be reimbursed for and may deduct from any funds interpleaded its costs and expenses, including reasonable attorney's fees. The prevailing party in the interpleader action shall be entitled to collect from the other party the costs and expenses reimbursed to Broker. No party shall seek damages from Broker (nor shall Broker be liable for the same) for any matter arising out of or related to the performance of Broker's duties under this Security Deposit paragraph.

B. General Provisions:

(1) In the event any Security Deposit check is not honored, for any reason, by the bank upon which it is drawn, the holder thereof shall promptly notify Subtenant and Tenant. Subtenant shall have three (3) banking days after notice to deliver good funds to the holder.

(2) In the event Subtenant does not timely deliver good funds, the Tenant shall have the right to terminate this Agreement upon written notice to the Subtenant.

(3) The entire Security Deposit, if held by Tenant, will be returned to Subtenant within thirty (30) days after the Subleased Premises is vacated if: (a) The term of the Lease or Sublease has expired or the Sublease has been terminated in writing by the mutual consent of both parties; (b) All monies due under this Sublease by Subtenant have been paid; (c) The Subleased Premises is not damaged and is left in its original condition, normal wear and tear excepted; (d) All keys have been returned; and (e) Subtenant is not in default under any of the terms of this Sublease.

8. **Insurance.** Subtenant agrees that during Sublease Term, Subtenant will carry and maintain, at its sole cost, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

[Check all that apply. The sections not marked shall not be a part of this Agreement.]

☑ **A. General Commercial Liability Insurance (or reasonable equivalent thereto):** Such insurance shall cover the Subleased Premises and Subtenant's use thereof against claims for personal injury, bodily injury or death, property damage and products liability occurring upon, in, or about the Subleased Premises. The limits of such policy shall be in such amounts as Tenant may from time to time reasonably require, but in any event not less than one million Dollars ($1,000,000) for each occurrence. Such insurance ~~shall be endorsed to cover independent contractors and contractual liability. Such~~ insurance shall extend to any liability of Subtenant arising out of the indemnities provided for in this Lease.

Copyright© 2024 by Georgia Association of REALTORS®, Inc. CF40, Commercial Sublease Agreement, Page 2 of 7, 01/01/24

☐ **B. Fire and Extended Coverage Insurance (or reasonable equivalent thereto):** Such insurance shall cover Subtenant's interest in its improvements to the Subleased Premises, and all furniture, equipment, supplies, and other property owned, leased, held or possessed by it and contained therein. Such insurance coverage shall be in an amount equal to not less than ____________ percent (%) of full replacement cost as updated from time to time during the Sublease Term. Subtenant shall promptly provide Tenant written notice in the event of any damages to persons or property occurring on the Subleased Premises from fire, accident, or any other casualty.

☐ **C. Workers' Compensation Insurance (or reasonable equivalent thereto):** Such insurance shall include coverage as required by applicable law.

☐ **D. Contractors Insurance (or reasonable equivalent thereto):** If Subtenant engages any contractor or subcontractor to construct improvements or perform any other work on the Subleased Premises, Subtenant shall require that such contractor or subcontractor have in force commercial general liability insurance, including personal injury coverage, contractual liability coverage, completed operations coverage, property damage endorsement, and, for any work which is subcontracted, contractors' protective liability coverage, insuring against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of such work. The limits of such policy for both damage to property and bodily injury to be in such amounts as Tenant may from time to time reasonably require, but in any event not less than ________________________________ Dollars ($______________) for each occurrence. Any such contractor or subcontractor shall also be required to maintain workers' compensation insurance as required by applicable law.

All insurance policies procured and maintained herein (other than workers' compensation insurance) shall name Landlord, Landlord's property manager(s), Landlord's lender, Tenant, Tenant's property manager(s), and Tenant's lender as additional insured, shall be carried with insurance companies licensed to do business in the State of Georgia and having Best's Ratings of not less than B+ (Financial Strength Rating). Such policies shall be non-cancellable and may not be materially altered except after thirty (30) days notice to Tenant. Such insurance policies or, at Tenant's election, duly executed certificates of such policies, accompanied by proof of the premium for such insurance, shall be delivered to Landlord and Tenant before the earlier of (a) the initial entry by Subtenant upon the Subleased Premises for the installation of its equipment or improvements; or (b) the Commencement Date of the Sublease Term. Certificates of renewal of such insurance or copies of any replacement insurance policies, accompanied by proof of payment of the premiums for such insurance, shall be delivered to Landlord and Tenant at least 10 (ten) days before the expiration of each respective policy term. Subtenant shall comply with all rules and regulations applicable to the Subleased Premises issued by the Board of Fire Underwriters or by any body hereinafter constituted exercising similar functions. Subtenant shall not intentionally do anything, or permit anything to be done, on or about the Subleased Premises that might adversely affect, contravene, or impair any policies of insurance that may are in force for the Subleased Premises or any part thereof. Subtenant shall pay all costs, damages, expenses, claims, fines, or penalties incurred by Landlord, Tenant or Subtenant because of Subtenant's failure to comply with this Paragraph. Subtenant indemnifies Landlord and Tenant from all liability with reference thereto.

9. Inspection. Subtenant acknowledges that Subtenant has inspected the Subleased Premises and that it is fit for its stated use. Subtenant agrees that no representations respecting the Subleased Premises or the condition thereof and no promises to alter, decorate, improve, or repair have been made by Tenant, Broker, or their agents unless specified in this Lease.

10. Renewal Term. Either party may terminate this Sublease at the end of the term by giving the other party thirty (30) days written notice prior to the end of the term. If neither party gives notice of termination, the Sublease will automatically be extended on a month-to-month basis with all terms remaining the same. Thereafter, Subtenant may terminate this Sublease upon thirty (30) days written notice to Tenant and Tenant may terminate this Sublease upon thirty (30) days written notice to Subtenant, except that Tenant reserves the right to increase the amount of rent upon delivery of written notice to Subtenant thirty (30) days prior to the effective date of any increase. Notwithstanding anything herein, this Sublease shall terminate automatically upon the expiration of the Lease.

11. Sublet and Assignment. Subtenant may not sublet the Subleased Premises in whole or in part or assign this Sublease without the prior written consent of Tenant and Landlord. This Sublease shall create the relationship of Tenant and Subtenant between the parties hereto; no estate shall pass out of Tenant and this Sublease shall create a usufruct only.

12. Default.

A. If Subtenant defaults under any term, condition or provision of this Sublease, including, but not limited to, failure to pay rent or failure to reimburse Tenant for any damages, repairs or costs when due, Tenant shall have the right to terminate this Sublease by giving written notice to Subtenant and accelerate all remaining payments that Subtenant is required to pay under this Sublease. These payments shall be due and payable fifteen days after Subtenant receives the aforementioned notice. Tenant and Subtenant acknowledge that Tenant shall be damaged by Subtenant's default, that Tenant's actual damages are hard to estimate, and that the above amount represents a reasonable pre-estimate of Tenant's damages rather than a penalty. If Tenant accelerates as provided in this subparagraph, it shall seek another Subtenant for the Subleased Premises and credit any amounts received to the Subtenant, less the following:

(1) reimbursement for all expenses incurred as a result of Subtenant's failure to perform its obligations under the Lease;
(2) the costs of securing another Subtenant, including, but not limited to, advertising and brokerage commissions; and
(3) the costs of altering, dividing, painting, repairing, and replacing the Subleased Premises to accommodate a new Subtenant.

Tenant's rights expressed herein are cumulative of any and all other rights expressed in this Sublease. Subtenant shall remain liable for rents from and after any action by Tenant under a proceeding against Subtenant for holding over or distress warrant, whether or not Subtenant retains the right to possession of the Subleased Premises.

Copyright© 2024 by Georgia Association of REALTORS®, Inc. CF40, Commercial Sublease Agreement, Page 3 of 7, 01/01/24

B . If Subtenant abandons the Subleased Premises or otherwise fails to abide by and perform any of the obligations, terms, conditions or provisions of this Sublease, each and any such breach shall constitute a default under this Sublease . If any such default continues for ten (10) calendar days after Tenant delivers written notice of said default to Subtenant, Tenant may, at his option, terminate this Sublease by delivering written notice thereof to Subtenant and pursue the remedy described herein . C . All rights and remedies available to Tenant by law or in this Sublease shall be cumulative and concurrent . 13. Estoppel Certificat e . Subtenant shall, from time to time, upon Tenant's request execute, acknowledge, and deliver to Tenant, within ten ( 1 O) days of such request, a certificate certifying : (a) that this Sublease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof) ; (b) that to the best of its knowledge there are no uncured defects on the part of the Tenant (or if any such defaults exist, a specific description thereof) ; (c) the date to which any rents or other charges have been paid in advance ; and (d) any other reasonable matters requested by Tenant . Tenant and any prospective purchaser or transferee of Tenant' interest hereunder or any then existing or prospective mortgagee or grantee of any deed to secure debt may rely on such certificates . 14. Destructio n o f Subleased Premises . A. If earthquake, fire, storm, or other casualty shall totally destroy (or so substantially damaged as to be untenantable) the Subleased Premises, rent shall abate under the same conditions as rent shall abate under the Lease . If Landlord determines that restoration cannot be completed pursuant to the terms of the Lease and terminates the Lease, this Sublease shall terminate, whereupon rent and all other obligations hereunder shall be adjusted between the parties as of date of such destruction . In the event the Landlord elects to complete such restoration, but fails to do so within the period provided for in the Lease, this Sublease may be terminated as of the date provided for the termination of the Lease . B. If the Subleased Premises are damaged but not rendered wholly untenantable by earthquake, fire, storm, or other casualty, rent shall abate in such proportion as the rent shall abate under the terms of the Lease . C. Rent shall not abate nor shall Subtenant be entitled to terminate this Sublease if the damage or destruction of the Subleased Premises, whether total or partial, is the result of the negligence of Subtenants, its contractors, employees, agents, invitees, guests, or licensees . 15. Disclaimer . Subtenant and Tenant acknowledge that they have not relied upon any advice, representations or statements of Brokers and waive and shall not assert any claims against Brokers involving the same . Subtenant and Tenant agree that Brokers shall not be responsible to advise Subtenant and Tenant on any matter, including but not limited to the following : any matter which could have been revealed through a survey, title search or inspection of the Subleased Premises ; the condition of the Subleased Premises, any portion thereof, or any item therein ; building products and construction techniques ; the necessity or cost of any repairs to the Subleased Premises : mold ; hazardous or toxic materials : termites and other wood destroying organisms ; the tax or legal consequences of this transaction ; the availability and cost of utilities or community amenities ; the appraised or future value of the Subleased Premises ; any condition(s) existing off the Subleased Premises which may affect the Subleased Premises ; the terms, conditions and availability of financing ; and the uses and zoning of the Subleased Premises whether permitted or proposed . Subtenant and Tenant acknowledge that Brokers are not experts with respect to the above matters and that, if any of these matters or any other matters are of concern to them, they shall seek independent expert advice relative thereto . Subtenant further acknowledges that in every neighborhood there are conditions which different Subtenants may find objectionable . Subtenant shall therefore be responsible to become fully acquainted with neighborhood and other off site conditions which could affect the Subleased Premises . 16. Consent of Landlord . This Sublease shall be of no force unless consented to, in writing, by Landlord within 1 days after execution of this Sublease . 17. Agenc y an d Brokerage . A. Agency Disclosure : In this Lease, the term "Broker" shall mean a licensed Georgia real estate broker or brokerage firm and, where the context would indicate, the Broker's affiliated licensees . No Broker in this transaction shall owe any duty to Tenant or Owner/Landlord greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O . C . G . A . † 10 - 6 A - 1 et . seq .; 1. No Agency Relationship : Tenant and Subtenant acknowledge that, if they are not represented by a Broker, they are each solely responsible for protecting their own interests, and that Broker's role is limited to performing ministerial acts for that party . 2. Listing Broker : Broker working with the Tenant is identified on the signature page as the "Listing Broker" ; and said Broker D is, OR D is not representing Tenant ; 3. Leasing Broker : Broker working with Subtenant is identified on the signature page as "Leasing Broker" ; and said Broker liZI is, OR D is not representing Subtenant ; and 4. Dual Agency or Designated Agency : If Tenant and Subtenant are both being represented by the same Broker, a relationship of either D designated agency OR D dual agency shall exist . a. Dual Agency Disclosure: [Applicable only ifdual agency has been selected above.] Tenant and Subtenant are aware that Broker is acting as a dual agent in this transaction and consent to the same. Tenant and Subtenant have been advised that: (1) In serving as a dual agent, Broker is representing two clients whose interests are or at times could be different or even adverse; (2) As dual agent, Broker will disclose all known adverse, material facts relevant to the transaction to all parties in the transaction, except for information made confidential by request or instructions from either client, and which is not othe rw is e require d t o b e disclose d b y law; (3) Tenant and Subtenant do not have to consent to dual agency and, the consent of the Tenant and Subtenant to dual agency has been given voluntarily and the parties have read and understand their brokerage engagement agreements; Copyright© 2024 by Georgia Association of REALTORS®, Inc. CF40, Commercial Sublease Agreement, Page 4 of 7, 01/01/24

(4) Notwithstanding any provision to the contrary contained herein, Tenant and Subtenant each hereby direct Broker, while acting as a dual agent, to keep confidential and not reveal to the other party any information which could materially and adversely affect its negotiating position . b. Designated Agency Assignment: {Applicable only if the designated agency has been selected above.] Broke r ha s assigned Carmen G . Delgad o t o wor k exclusivel y wit h Tenant as Tenant's designated agent and - - - - -- -- ೦ - --- -- - e, - - - ೦೦ -- - ---- : - to work exclusively with Subtenant as Subtenant's designated agent . Each designated agent shall exclusively represent the party to whom each has been assigned as a client and shall not represent in this transaction the client assigned to the other designated agent . B. Material Relationship Disclosure : The Broker and/or affiliated licensees have no material relationship with either client except as follows : TENANT AND LANDLORD HOLD REAL ESTATE LICENSE IN THE STATE OF GEORGIA (A material relationship means one actually known of a personal, familial or business nature between the Broker and/or affiliated licensees and a client which would impair their ability to exercise fair judgment relative to another client.) C. Property Management : Broker D is OR E 2 I is not the authorized agent of Tenant for the purposes of managing Property in accordance with a separate management agreement . If there is an agreement between Tenant and Broker to manage Property, the termination of the management agreement shall not terminate this Lease . D. Brokerage : The Brokers listed below have performed a valuable service in this transaction and are made parties hereunder to enforce their commission rights . Payment of commission to a Broker shall not create an agency or subagency relationship between Leasing Broker and either Tenant or Tenant's Broker . Tenant agrees to pay the Broker listed below and representing Tenant to Sublease and/or manage the Subleased Premises ("Listing Broker") a commission (which commission has already been negotiated Copyright© 2024 by Georgia Association of REALTORS®, Inc. CF40, Commercial Sublease Agreement, Page 5 of 7, 01/01/24 in a separate agreement) of: [Check one. The section not marked shall not be a part of this Agreement] D $ o or percent (%) of the Sublease amount, which shall be due and payable upon occupancy. D $ o or -- -- percent (%) of base rents paid, which shall be due and payable on the same date as Subtenant's monthly payment of rent is due Landlord. In the event the Sublease is made in cooperation with another Broker listed below as the Leasing Broker, the Listing Broker shall receive percent (%) of the total real estate commission paid hereunder and the Leasing Broker shall receive percent (%) of the total real estate commission paid hereunder. In the event Subtenant and/or Tenant fail or refuse to - ೦ -- perform any of their obligations herein, the non - performing party shall immediately pay the Listing Broker and the Leasing Broker their full commissions. The Listing Broker and Leasing Broker may jointly or independently pursue the non - performing party for that portion of the commission which they would have otherwise received under the Lease. 18. Othe r Provisions . A. Time o f Essence : Tim e i s o f th e essenc e o f this Lease . B. No Waiver : Any failure of Tenant to insist upon the strict and prompt performance of any covenants or conditions of this Sublease or any of the rules and regulations set forth herein shall not operate as a waiver of any such violation or of Tenant's right to insist on prompt compliance in the future of such covenant or condition, and shall not prevent a subsequent action by Tenant for any such violation . No provision, covenant or condition of this Sublease may be waived by Tenant unless such waiver is in writing and signed by Tenant . C. Definitions : "Tenant" as used in this Sublease shall include its representatives, heirs, agents, assigns, and successors in title to Subleased Premises . Broker shall be considered the authorized agent of Tenant except to the extent specifically provided for herein . The terms "Tenant" and "Subtenant" shall include singular and plural, and corporations, partnerships, companies or individuals, as may fit the particular circumstances . D. Entire Agreement : This Sublease and any attached addenda constitute the sole and entire agreement between the parties . No representation, promise or inducement not included in this Agreement shall be binding upon any party hereto . This Agreement and the terms and conditions herein may not be amended, modified or waived except by the written agreement of Owner . Any agreement to terminate this Agreement or any other subsequent agreement of the parties relating to the Property must be in writing and signed by the parties . The failure of the parties to adhere strictly to the terms and conditions of this Agreement shall not constitute a waiver of the right of the parties later to insist on such strict adherence . E. Attorney's Fees and Costs of Collection : Whenever any sums due hereunder are collected by law, or by attorney at law to prosecute such an action, then both parties agree that the prevailing party will be entitled to reasonable attorney's fees, plus all costs of collection. F. Indemnification : Subtenant releases Tenant and Broker from liability for and agrees to indemnify Tenant and Broker against all losses incurred by Tenant or Broker as a result of : (a) any breach or violation of any of the terms, covenants, or conditions of the Lease resulting from the actions or omissions of Subtenant ; (b) Subtenant's failure to fulfill any condition of this Sublease ; (c) any damage or injury happening in or about the Subleased Premises to Subtenant or Subtenant's employees, agents, invitees, guests, or licensees or such persons' property, except where such damage or injury is due to gross negligence or willful misconduct of Tenant or Broker ; (d) Subtenant's failure to comply with any requirements imposed by any governmental authority ; and (e) any judgment, lien or other encumbrance filed against the Subleased Premises as a result of Subtenant's actions . G. No Partnership : Subtenant by execution of this Sublease is not a partner of Tenant in the conduct of its business or otherwise joint venturer, or a member of any joint enterprise with Tenant . H. No Recordation : Subtenant shall not record this Sublease nor any short form memorandum thereof without Tenant's prior written consent . I. Right to Relocate : Tenant has the right to relocate Subtenant during the Sublease Term or any renewal thereof, to similar or better quality office space within the building or Complex .

Copyright© 2024 by Georgia Association of REALTORS®, Inc. CF40, Commercial Sublease Agreement, Page 6 of 7, 01/01/24 J. Notices : (1) Generally : All notices given hereunder shall be in writing, legible and signed by the party giving the notice . In the event of a dispute regarding notice, the burden shall be on the party giving notice to prove delivery . The requirements of this notice paragraph shall apply even prior to this Agreement becoming binding . Notices shall only be delivered : (1) in person ; (2) by courier, overnight delivery service or by certified or registered U . S . mail(hereinafter collectively "Delivery Service") ; or(3) by e mail or facsimile . The person delivering or sending the written notice signed by a party may be someone other than that party . (2) Delivery of Notice : A notice to a party shall be deemed to have been delivered and received upon the earliest of the following to occur : (1) the actual receipt of the written notice by a party ; (2) in the case of delivery by a Delivery Service, when the written notice is delivered to an address of a party set forth herein(or subsequently provided by the party following the notice provisions herein), provided that a record of the delivery is created ; (3) in the case of delivery electronically, on the date and time the written notice is electronically sent to an e - mail address or facsimile number of a party herein(or subsequently provided by the party following the notice provisions herein) even if it is not opened by the recipient . Notice to a party shall not be effective unless the written notice is sent to an address, facsimile number or e - mail address of the party set forth herein(or subsequently provided by the party following the notice provisions herein) . (3) When Broker Is Authorized to Accept Notice for Client : Except where the Broker is acting in a dual agency capacity, the Broker and any affiliated licensee of the Broker representing a party in a client relationship shall be authorizedagents of the party for the limited purpose of receiving notice and such notice to any of them shall for all purposes herein be deemed to be notice to the party . Notice to an authorized agent shall not be effective unless the written notice is sent to an address, facsimile number or e - mail address of the authorized agent set forth herein(or subsequently provided by the authorized agent following the notice provisions herein) even if it is not opened by the recipient . Except as provided for herein, the Broker's staff at a physical address set forth herein of the Broker or the Broker's affiliated licensees are authorized to receive notices delivered by a Delivery Service . The Broker, the Broker's staff and the affiliated licensees of the Broker shall not be authorized to receive notice on behalf of a party in any transaction in which a brokerage engagement has not been entered into with the party or in which the Broker is acting in a dual agency capacity . In the event the Broker is practicing designated agency, only the designated agent of a client shall be an authorized agent of the client for the purposes of receiving notice . Governing Law and Interpretation : This Agreement may be signed in multiple counterparts each of which shall be deemed to be an original and shall be interpreted in accordance with the laws of Georgia . No provision herein, by virtue of the party who drafted it, shall be interpreted less favorably against one party than another . All references to time shall mean the time in Georgia . If any provision herein is held to be unenforceable, it shall be severed from this Agreement while the remainder of the Agreement shall, to the fullest extent permitted by law, continue to have full force and effect as a binding contract . L . GAR Forms : The Georgia Association of REALTORS®, Inc . ("GAR") issues certain standard real estate forms . These GAR forms are frequently provided to the parties in real estate transactions . No party is required to use any GAR form . Since these forms are generic and written with the interests of multiple parties in mind, they may need to be modified to meet the specific needs of the parties using them . If any party has any questions about his or her rights and obligations under any GAR form, he or she should consult an attorney . Provisions in the GAR Forms are subject to differing interpretations by our courts other than what the parties may have intended . At times, our courts may strike down or not enforce provisions in our GAR Forms, as written . No representation is made that the GAR Forms will protect the interests of any particular party or will be fit for any specific purpose . The parties hereto agree that the GAR forms may only be used in accordance with the licensing agreement of GAR . While GAR forms may be modified by the parties, no GAR form may be reproduced with sections removed, altered or modified unless the changes are ·visible on the form itself or in a stipulation, addendum, exhibit or amendment thereto . 19. Sale of Subleased Premises to Subtenant . Subtenant shall pay Broker a commission in the amount of n/a percent( % ) of the gross sales price at closing if Subtenant, or a related entity of Subtenant, acquires from Landlord title to the Subleased Premises or any part thereof or any property as an addition, expansion, or substitution for the property during the term of this Sublease, any renewals thereof, or within one year after the expiration of this sublease . Such commission shall be payable in lieu of any further commission which otherwise Broker would have been due under this sublease . 20. Beware of Cyber Fraud : Fraudulent e - mails attempting to get you to wire money to criminal computer hackers are increasingly common in real estate transactions . Under this scam, computer hackers fraudulently assume the online identity of the actual mortgage lender, closing attorney and/or real estate broker with whom you are working in the real estate transaction . Posing as a legitimate company, they then direct you to wire money to them . In many cases, the fraudulent e - mail is sent from what appears to be the authentic web page of the legitimate company responsible for sending the wiring instructions . You should use great caution in sending or receiving funds based solely on wiring instructions sent to you by e - mail . Independently verifying the wiring instructions with someone from the company sending them is the best way to prevent fraud . In particular, you should treat as highly suspect any follow up e - mails you receive from a mortgage lender, closing attorney and/or real estate broker directing you to wire funds to a revised account number . Never verify wiring instructions by calling a telephone number provided along with a second set of wiring instructions since you may end up receiving a fraudulent verification from the computer hackers trying to steal your money . Independently look up the telephone number of the company who is supposed to be sending you the wiring instructions to make sure you have the right one . 21. Exhibits. All exhibits attached hereto, listed below or referenced herein are made a part of this Lease. If any such exhibit conflicts with any preceding paragraph, said exhibit shall control: Buildin g Layou t a s Exhibi t A SPECIAL STIPULATIONS. The following Special Stipulations, if conflicting with any exhibit or preceding paragraph, shall control: 1. All parties acknowledge and agree Sub tenant originally occupied premises on same suite in November/2018. This new contract is a renewal lease agreement. 2. Base rent shall be as follows for the 2nd and 3rd year: $2,406.74 for months 13 - 24 and $2,476.84 for months 25 - 36. D Additiona l Specia l Stipulations (F246) are attached.

By signing this Agreement, Subtenant and Tenant acknowledge that they have each read and understood this Agreement and agree to its terms.

1 Subtenant's Signature

La Rosa Realty Georgia

Print or Type Name Date

2 Subtenant's Signature

Print or Type Name Date

☐ **Additional Signature Page is attached.**

1 Tenant's Signature

Camille Viera Services

Print or Type Name

2 Tenant's Signature

Print or Type Name Date

☐ **Additional Signature Page is attached.**

Leasing Broker/Affiliated Licensee Contact Information

Leasing Broker

Broker/Affiliated Licensee Signature

Print or Type Name GA Real Estate License #

Licensee's Phone Number Fax Number

Licensee's E-mail Address

REALTOR® Membership

Broker's Address

Broker's Phone Number Fax Number

MLS Office Code Brokerage Firm License Number

Multiple Listing Numbern/a

Listing Broker/Affiliated Licensee Contact Information

La Rosa Realty Georgia

Listing Broker

Carmen G. Delgado

Print or Type Name GA Real Estate License #

Licensee's Phone Number Fax Number

Licensee's Email Address

REALTOR® Membership

Broker's Address

Broker's Phone Number Fax Number

MLS Office Code Brokerage Firm License Number

Acceptance Date

The above proposition is hereby accepted, ________ o'clock____.m. on the date of ________________ ("Acceptance Date"). This Amendment will become binding upon the parties when notice of the acceptance of this Amendment has been received by offeror. The offeror shall promptly notify offeree when acceptance has been received.

Copyright© 2024 by Georgia Association of REALTORS®, Inc.
CF40, Commercial Sublease Agreement, Page 7 of 7, 01/01/24